UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2014

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 21, 2014, Office Depot, Inc. (the “Company”) appointed Mark Cosby as president, North America. From 2011 until 2013, Mr. Cosby served as president, Pharmacy at CVS Caremark Corporation, where he was responsible for all aspects of the $65 billion retail business, including 7,600 retail stores, 19 distribution centers, retail merchandising, supply chain, marketing, real estate, and front store and pharmacy operations. Prior to CVS, Mr. Cosby spent five years at Macy’s, Inc., where he served in a number of executive roles, including president, Stores. Previously, Mr. Cosby served as president, Full-line Stores at Sears, Roebuck & Company and chief operating officer and chief development officer at Yum! Brands, Inc. Mr. Cosby is 55 years old.

Further information about Mr. Cosby and his appointment as president, North America is included in the Company’s press release issued on July 21, 2014, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Letter Agreement between the Company and Mr. Cosby

The Company entered into a Letter Agreement (the “Letter Agreement”) effective July 21, 2014 (the “Effective Date”) with Mr. Cosby, which sets forth the terms of Mr. Cosby’s employment with the Company.

Base Salary. Mr. Cosby will receive an annual base salary of $850,000, which may be increased from time to time.

Sign-On Equity. On the Effective Date, the Company granted Mr. Cosby a sign-on equity award equal to a value of $1,000,000 based on the closing stock price on the Effective Date and allocated as follows: (i) 50% in restricted stock units which contain only a service condition, with vesting occurring in one-third installments on each of the first three anniversaries of the grant date as long as Mr. Cosby is continuously employed by the Company through each anniversary date, and (ii) 50% in restricted stock units which contain both a performance and a service condition, with performance attainment determined based on the performance metrics approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”), and a service condition requiring Mr. Cosby to be continuously employed by the Company through the third anniversary of the grant date. 100% of the portion of the award described in (ii) herein will vest once both the performance and service conditions have been satisfied.

Sign-On Bonus. Mr. Cosby will receive a sign-on bonus of $500,000 (the “Sign-On Bonus”), payable in the first payroll cycle after the completion of Mr. Cosby’s first ninety days of continuous service with the Company. If within 365 days of Mr. Cosby’s start date, Mr. Cosby is terminated by the Company for misconduct, attendance, job abandonment, resignation or ineligibility to work, he must reimburse 100% of his Sign-On Bonus within thirty days of his termination pursuant to the terms of his Sign-On Bonus Agreement. Additionally, if Mr. Cosby does not relocate to South Florida by the beginning of the 2015/2016 school year, he will be required to reimburse 100% of his Sign-On Bonus by September 30, 2015.

Annual Equity Grant. On the Effective Date, Mr. Cosby will receive an annual equity award equal to a value of $2,500,000. The actual number of shares Mr. Cosby will receive will be determined based on the closing stock price on the Effective Date and will consist of the following: (i) 50% in restricted stock units which contain only a service condition, with vesting occurring in one-third installments on each of the first three anniversaries of the grant date as long as Mr. Cosby is continuously employed by the Company through each anniversary date; and (ii) 50% in restricted stock units which contain both a performance and a service condition, with performance attainment determined based on the performance metrics approved by the Compensation Committee, and the service condition requiring Mr. Cosby to be continuously employed by the Company through the third anniversary of the grant date. 100% of the portion of the award described in (ii) herein will vest once both the performance and service conditions have been satisfied.

Long-Term Incentive Plan/Equity Compensation. Commencing with the Company’s 2015 fiscal year, Mr. Cosby will be eligible to participate in the Company’s Long-Term Incentive Plan in accordance with its terms, as the terms may be amended from time to time, at a level commensurate with Mr. Cosby’s position at the time of grant. The specific number, type and value of stock-based awards are determined by the Compensation Committee.

Bonus Eligibility. Mr. Cosby will be eligible to participate in the 2014 Corporate Bonus Plan (the “Plan”) and have the opportunity to earn an annual bonus equal to 100% of his base salary, on a pro-rated basis, based on his date of hire. Any bonus payable under the Plan for 2014 will be paid in 2015, no later than March 15, 2015, in accordance with the Plan’s terms, as may be amended from time to time.

Clawback Provisions. The incentive-based compensation or other amounts paid to Mr. Cosby pursuant to the Letter Agreement and any and all other agreements or arrangements with the Company will be subject to clawback under any applicable Company clawback policy (including any such policy adopted by the Company pursuant to applicable law, government regulation or stock exchange listing requirement).

Change in Control Agreement. Upon approval by the Compensation Committee of a new Change in Control plan for the Company, Mr. Cosby will be eligible to participate in such plan and receive severance in the event that he is involuntarily terminated following a Change in Control, as defined therein.

Termination of Employment. If Mr. Cosby is involuntarily terminated by the Company without “Cause” or voluntarily terminates with “Good Reason” (as those terms are defined in the Letter Agreement), then the Company will pay to Mr. Cosby the following as severance benefits:

(i)	18 months of Mr. Cosby’s base salary at the rate in effect on the date of his employment termination;

(ii)	18 times the difference between the Company’s monthly COBRA charge on the date of Mr. Cosby’s employment termination for the type of Company-provided group health plan coverage in effect for Mr. Cosby on that date and the applicable active employee charge for such coverage; and

(iii)	a pro-rata bonus calculated based on actual performance under the Company’s annual bonus plan for the Company’s fiscal year in which the employment termination occurs, with payment under this subsection (iii) being made to Mr. Cosby at the same time as payments are made to other active participants in the annual bonus plan, as described in the Letter Agreement.

Benefits. Mr. Cosby will be eligible to participate in the Company’s benefits programs in accordance with their terms, as the terms may be amended from time to time.

Miscellaneous. Mr. Cosby will be eligible for vacation in accordance with the terms of the Company’s vacation policy, as the terms may be amended from time to time (currently, 4 weeks of vacation per year). Mr. Cosby will be eligible to participate in the Company’s Executive Car Allowance Program in accordance with its terms, as the terms may be amended from time to time (currently, a bi-weekly car allowance of $600.00). Mr. Cosby will be eligible to participate in the Company’s Corporate relocation program. Mr. Cosby’s employment with the Company is also subject to the execution by him of the Company’s Associate Non-Competition, Confidentiality and Non-Solicitation Agreement (the “Associate Agreement”), which agreement contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. The Associate Agreement is substantially similar to the Form of Associate Agreement between the Company and certain executives of the Company previously filed as an Exhibit to its Annual Report on Form 10-K on February 22, 2011.

This summary of the Letter Agreement, including the Sign-On Bonus, does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement and Sign-On Bonus Agreement, filed as Exhibit 10.1 and Exhibit 10.2, respectively to this Current Report on Form 8-K. Exhibit 10.1 and Exhibit 10.2 are incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement between Office Depot, Inc. and Mr. Cosby

Exhibit 10.2	Sign-On Bonus Agreement between Office Depot, Inc. and Mr. Cosby

Exhibit 99.1	Press Release of Office Depot, Inc., dated July 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: July 21, 2014	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter Agreement between Office Depot, Inc. and Mr. Cosby

Exhibit 10.2	Sign-On Bonus Agreement between Office Depot, Inc. and Mr. Cosby

Exhibit 99.1	Press Release of Office Depot, Inc., dated July 21, 2014